Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Nexpoint Credit Strategies Fund

We have audited the financial statements of Nexpoint Credit Strategies Fund (the “Fund”) as of and for the year ended December 31, 2016 referred to in our report dated February 24, 2017 incorporated by reference in the accompanying registration statement on Form N-2. We have also previously audited the financial statements of the Fund as of and for the years ended December 31, 2015, 2014, 2013, 2012, 2011, 2010, 2009, 2008, 2007 and we expressed an unqualified opinion on those financial statements. In our opinion, the senior securities table of Nexpoint Credit Strategies Fund for each of the years ended December 31, 2007 through December 31, 2016 appearing on page 33 of this registration statement on Form N-2 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

December 19, 2017